UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

Washington Banking Company

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-24503 (Commission File Number)	91-1725825 (I.R.S. Employer Identification Number)

450 SW Bayshore Drive

Oak Harbor, WA 98277

(Address of principal executive offices) (Zip Code)

(360) 679-3121

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On February 28, 2013, Washington Banking Company (the “Company”) appointed Rhoda Altom and Deborah Gavin to its Board of Directors and to the Board of Directors of Whidbey Island Bank, the Company’s wholly owned subsidiary. The Company’s Board of Directors appointed Ms. Altom to its Audit Committee and Corporate Governance and Nominating Committee, and Ms. Gavin to its Audit Committee and Compensation Committee.

Item 8.01	Other Events

On February 28, 2013, the Company issued a press release announcing the appointment of Ms. Altom and Ms. Gavin to its Board of Directors. A copy of the press release is attached as Exhibit 99.1 and incorporated by herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release dated February 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Dated: February 28, 2013	By: /s/ Richard Shields Richard A. Shields EVP and Chief Financial Officer